SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2007

StatSure Diagnostic Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21284		91-1549305
(Commission		(IRS Employer
File Number)		Identification No.)

1881 Worcester Rd. #200, Framingham, MA.		01701
(Address of principal executive offices)		(Zip Code)

508.872.2625

(Registrant’s telephone number, including area code)

Saliva Diagnostic Systems, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.

On October 17, 2007 the Registrant received a $500,000 financing from Inverness Medical Innovations, Inc. The financing consists of a purchase of 1,428,572 common shares at a price of 35 cents per share. Additionally, Inverness received 5 year warrants to purchase up to an additional 1.1 million shares of the Company's stock at a price of 75 cents per share. In connection with this financing, the Company and Inverness signed two additional agreements. First, the two companies signed an agreement whereby Inverness acquired an option to the exclusive, worldwide marketing and distribution rights to certain infectious disease diagnostic tests developed by StatSure that may utilize specified Inverness and/or StatSure intellectual property. If exercised by Inverness, the option provides for StatSure and Inverness to equally share development expenses and profits. StatSure and Inverness also entered into a license agreement whereby Inverness granted to StatSure a license to certain Inverness lateral flow patents for use in a rapid test to detect HIV antibodies in point-of-care markets subject to payment of royalties to Inverness. This license pertains to HIV tests using formats other than the StatSure's "barrel format" which is already being sold by Inverness and awaiting a CLIA Waiver from the FDA.

ITEM 7.01. Regulation FD Disclosures.

On October 17, 2007, the Company issued the press release titled “StatSure Signs Strategic Financing and License Deals with Inverness Medical Innovations” included herein as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saliva Diagnostic Systems, Inc.

Date: October 22, 2007	By:	/s/ Steven Peltzman
Steven Peltzman
Chief Executive Officer